UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

RENTECH NITROGEN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35334	45-2714747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 517-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) Membership Interest Purchase Agreement

On October 31, 2012, Rentech Nitrogen Partners, L.P. (the “Partnership”) entered into a Membership Interest Purchase Agreement, dated as of October 31, 2012 (the “MIPA”), between the Partnership and Agrifos Holdings, Inc. (“Seller”) to acquire (the “Acquisition”) 100% of the membership interest of Agrifos LLC, a Delaware limited liability company (“Agrifos”), from Seller. On November 1, 2012, the Acquisition was completed in accordance with the MIPA and Agrifos became a wholly-owned subsidiary of the Partnership. Agrifos, through its wholly-owned subsidiary, is the owner and operator of a fertilizer production facility in Pasadena, Texas (the “Pasadena Facility”) which produces ammonium sulfate, sulfuric acid and ammonium thiosulfate. A copy of the MIPA is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

The purchase price for Agrifos and its subsidiaries consisted of an initial purchase price of approximately $138 million in cash and $20 million in common units representing limited partner interests in the Partnership (the “Common Units”), as well as potential earn-out consideration of up to $50 million to be paid in Common Units or cash at the Partnership’s option, subject to limitations in the Credit Agreement (as defined below). The earn-out is initially satisfied through the delivery at the closing of the Acquisition of a Supplemental Unit (the “Supplemental Unit”) representing limited partner interests in the Partnership and convertible into or redeemable for the earn-out consideration in accordance with the MIPA. Earn-out consideration would be calculated based on the amount by which the Pasadena Facility’s two-year Adjusted EBITDA (as defined in the MIPA) exceeds certain Adjusted EBITDA thresholds. The potential additional consideration would be paid after April 30, 2015 and computation of the relevant calculations. The Partnership financed the cash portion of the initial purchase price for the Acquisition through borrowings under its Credit Agreement as described in Item 2.03 below.

The Partnership and Seller have made customary representations, warranties and covenants in the MIPA.

Among other terms, the MIPA requires that Seller indemnify the Partnership for a period of six years after the closing of the Acquisition for certain environmental matters relating to the Pasadena Facility, including costs relating to the closure of the phosphogypsum stacks, if such environmental matters are not paid for by ExxonMobil Corporation (a former owner of the Pasadena Facility). However, the Seller’s indemnification obligations are subject to important limitations including a $2 million deductible and a cap of up to $29 million, which amount decreases to $19 million upon the occurrence of specified events relating to the closure of one of the phosphogypsum stacks at the Pasadena Facility.

In connection with the Acquisition, the Partnership deposited with an escrow agent in several escrow accounts a portion of the initial purchase price consisting of an aggregate of $7.25 million in cash, and 323,276 Common Units, representing a value of $12 million. Among other escrow deposits, (a) 161,638 Common Units (valued at $6 million) were deposited into a general indemnity escrow account (the “General Indemnity Escrow Account”) and (b) $4 million in cash and 161,638 Common Units (valued at $6 million) were deposited into an additional indemnity escrow account (the “Additional Escrow Indemnity Account” and, together with the General Indemnity Escrow Account, the “Indemnity Escrow Accounts”). The cash and Common Units in the Indemnity Escrow Accounts may be used, among other things, to satisfy indemnification claims by the Partnership against Seller in accordance with the terms of the MIPA. Upon the occurrence of specified events relating to the closure of a phosphogypsum stack at the Pasadena Facility, up to $4 million may be disbursed to Seller from the Additional Indemnity Escrow Account. Any cash or Common Units remaining in the General Indemnity Escrow Account on March 31, 2014, subject to the withholding of amounts for any pending claims made against the General Indemnity Escrow Account, shall be distributed to Seller. Any cash or Common Units remaining in the Additional Indemnity Escrow Account on November 1, 2018, subject to the withholding of amounts for any pending claims made against the Additional Indemnity Escrow Account, shall be distributed to Seller.

The MIPA is filed herewith to provide the investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Partnership or Agrifos and its subsidiaries. The representations, warranties and covenants contained in the MIPA were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the MIPA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the MIPA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the MIPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership or Agrifos or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the MIPA.

This Current Report on Form 8-K contains only a summary of certain provisions of the MIPA. The summary does not purport to be a complete summary of the MIPA and is qualified in its entirety by reference to the agreement, which is filed hereto as Exhibit 2.1.

(b) Credit Agreement

The information set forth below under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01(b).

(c) Partnership Agreement

The information set forth below under Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01(c).

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth above under Item 1.01(a) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The Partnership intends to provide any required additional financial statements relating to the Acquisition under cover of a Current Report on Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION.

On November 1, 2012, in connection with the Partnership’s acquisition of Agrifos, the Partnership entered into a $300,000,000 credit agreement (the “Credit Agreement”) by and among Rentech Nitrogen, LLC (“RNLLC”), a wholly owned subsidiary of the Partnership, Agrifos and certain other subsidiaries of Agrifos, as borrowers (the “Borrowers”), the Partnership, as guarantor, General Electric Capital Corporation, as administrative agent and swingline lender, GE Capital Markets, Inc. as sole lead arranger and bookrunner, BMO Harris Bank, N.A., as syndication agent, and the lenders party thereto. A copy of the Credit Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

The Credit Agreement amends and restates in its entirety the existing $135,000,000 Credit Agreement, originally entered into on February 28, 2012 among RNLLC, as borrower, the Partnership, as guarantor, General Electric Capital Corporation, as administrative agent, GE Capital Markets, Inc. as sole lead arranger and bookrunner, BMO Harris Bank, N.A. as syndication agent and the lenders party thereto.

The Credit Agreement consists of (i) a $155,000,000 term loan facility used to fund the cash purchase price of the Acquisition (the “Term Loan Facility”), (ii) a $110 million multiple draw term loan (the “Capital Expenditures Facility”) of which (a) $100 million can be used to finance capital expenditures related to an ammonia production and storage capacity expansion project at the Partnership’s facility in East Dubuque, Illinois and (b) $10 million can be used to finance capital expenditures related to the Pasadena Facility and (iii) a $35 million revolving facility that can be used for seasonal working capital needs, letters of credit and for general corporate purposes (the “Working Capital Facility”).

The Credit Agreement has a maturity date of October 31, 2017. Borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, at the Borrowers’ option, either (a) in the case of base rate borrowings, a rate equal to the highest of (1) the prime rate, (2) the federal funds rate plus 0.5% or (3) LIBOR for an interest period of three months plus 1.00% or (b) in the case of LIBOR borrowings, the offered rate per annum for deposits of dollars for the applicable interest period on the day that is two business days prior to the first day of such interest period. The applicable margin for borrowings under the Credit Agreement will be 2.75% with respect to base rate borrowings and 3.75% with respect to LIBOR borrowings. Additionally, the Borrowers are required to pay a fee to the lenders under the Capital Expenditures Facility on the undrawn portion available at a rate of 0.75% per annum and a fee to the lenders under the Working Capital Facility on the undrawn portion available at a rate of 0.50% per annum. The Borrowers are also required to pay customary letter of credit fees on issued letters of credit.

The Working Capital Facility includes a letter of credit sublimit of up to $10 million and it can be drawn on or letters of credit can be issued through the day that is seven days prior to the maturity date. The amounts outstanding under the Working Capital Facility will be required to be reduced to zero (other than outstanding letters of credit) for three ten consecutive business day periods during each year with each period not less than four months apart, and one period to begin each April.

The Term Loan Facility matures on October 31, 2017, and requires quarterly amortization payments of $1,937,500 on the first day of each fiscal quarter commencing with the fiscal quarter beginning January 1, 2013, with the final principal payment in the amount of the remaining outstanding principal balance due upon maturity.

The Capital Expenditures Facility can be drawn until February 28, 2014 and requires quarterly amortization payments expected to begin in spring of 2014. In the first two years of amortization, the Borrowers must make amortization payments of 10% per year, or 2.5% per quarter of the principal outstanding on the Capital Expenditures Facility, and thereafter, 25% per year, or 6.25% per quarter must be repaid, with the final principal payment due upon maturity.

Borrowings under the Credit Agreement will be subject to mandatory prepayment under certain circumstances, with customary exceptions, from the proceeds of permitted dispositions of assets and from certain insurance and condemnation proceeds.

All obligations of the Borrowers under the Credit Agreement are unconditionally guaranteed by the Partnership. All obligations under the Credit Agreement and the guarantees of those obligations are secured by substantially all of the Borrowers’ assets, as well as substantially all the assets of the Partnership (including its equity interest in RNLLC and Agrifos).

The Credit Agreement also contains customary representations and warranties, affirmative and negative covenants and events of default relating to the Partnership and the Borrowers and their respective subsidiaries. The covenants and events of default include, among other things, compliance with environmental laws, limitations on the incurrence of indebtedness and liens, the making of investments, the sale of assets and the making of restricted payments. The Credit Agreement also contains specific provisions limiting Rentech Nitrogen Holdings, Inc., the sole member of the General Partner (as defined below), from engaging in certain business activities and owning certain property, and events of default.

This Current Report on Form 8-K contains only a summary of certain provisions of the Credit Agreement. The summary does not purport to be a complete summary of the Credit Agreement and is qualified in its entirety by reference to the agreement, which is filed hereto as Exhibit 10.1.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the Acquisition, the Partnership issued 538,793 Common Units and the Supplemental Unit to Seller in exchange for all of Seller’s interest in Agrifos. The information about the Common Units and the Supplemental Unit set forth above under Item 1.01(a) and below under Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The Common Units were and the Supplemental Unit was issued in transactions not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 3.03	MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS

The information set forth below under Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

In connection with the Acquisition, Rentech Nitrogen GP, LLC, the general partner of the Partnership (the “General Partner”), entered into the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 1, 2012 (the “Partnership Agreement”), creating the Supplemental Unit described above. A copy of the Partnership Agreement is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

This Current Report on Form 8-K contains only a summary of certain provisions of the Partnership Agreement. The summary does not purport to be a complete summary of the Partnership Agreement and is qualified in its entirety by reference to the agreement, which is filed hereto as Exhibit 3.1.

ITEM 7.01	REGULATION FD DISCLOSURE

On November 1, 2012, the Partnership issued a press release announcing the closing of the Acquisition, which is filed hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of Businesses Acquired

The Partnership intends to provide any required additional financial statements relating to the Acquisition under cover of a Current Report on Form 8–K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Partnership intends to provide any required additional pro forma financial information relating to the Acquisition under cover of a Current Report on Form 8–K/A within the time allowed for such filing by Item 9.01(b)(2) of this Current Report on Form 8-K.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Membership Interest Purchase Agreement between Rentech Nitrogen Partners, L.P. and Agrifos Holdings Inc., dated as of October 31, 2012.*

3.1	Third Amended and Restated Agreement of Limited Partnership of Rentech Nitrogen Partners, L.P., dated as of November 1, 2012, (including form of common unit certificate).

10.1	Second Amended and Restated Credit Agreement, dated as of October 31, 2012, by and among Rentech Nitrogen, LLC, Agrifos LLC, Agrifos Fertilizer L.L.C. and Agrifos SPA LLC, as borrowers, Rentech Nitrogen Partners, L.P., as guarantor, General Electric Capital Corporation, as administrative agent and swingline lender, GE Capital Markets, Inc. as sole lead arranger and bookrunner, BMO Harris Bank, N.A., as syndication agent, and the lenders party thereto.

99.1	Press Release of Rentech Nitrogen Partners, L.P., dated November 1, 2012.

*	Schedules and exhibits have been omitted from this Exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Partnership agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH NITROGEN PARTNERS, L.P.,

November 5, 2012	By:	Rentech Nitrogen GP, LLC
	Its	General Partner

/s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: Chief Financial Officer